Exhibit 99.01

News

Contacts:	Media: Terri Cohilas
404-506-5333 or 1-866-506-5333
mailto:media@southernco.com
www.southerncompany.com Investors: Glen Kundert, 404-506-5135

July 27, 2006

Warm weather, continued customer growth drive solid earnings performance in second quarter for Southern Company

ATLANTA – Southern Company reported second quarter earnings of $385.2 million, or 52 cents a share, as above normal temperatures and continued customer growth in the Southeast drove increased electricity usage.

The earnings compared with $386.8 million, or 52 cents a share, in the second quarter of 2005.

For the six months ended June 30, Southern Company’s earnings were $646.8 million, or 87 cents a share, compared with $709.8 million, or 95 cents a share, for the same period a year ago.

The positive earnings drivers in the second quarter were offset in part by higher operations and maintenance expenses associated with increased customer demand, and the negative impact of rising oil prices on Southern Company’s synthetic fuels investments.

Southern Company has taken a series of actions to reduce its earnings exposure related to synthetic fuels. The company expects to report slightly positive earnings from its synthetic fuels investments for the full year.

Excluding Southern Company’s investments in synthetic fuels, second quarter earnings were 53 cents a share, compared to 49 cents a share for the second quarter of 2005, and earnings for the first six months of 2006 were 87 cents a share, compared with 89 cents a share for the same period in 2005.

The economy in the Southeast continued to grow during the second quarter. The number of customers served by Southern Company grew 1.3 percent above a year ago.

Chairman, President and CEO David M. Ratcliffe said the company continues to perform well overall and is meeting its financial, operational and customer satisfaction targets.

“We remain focused on executing our strategy of providing our customers with reliable, affordable energy and outstanding service, and rewarding our investors. The execution of our business plans, along with a strong economy in the Southeast, contributed to our solid performance despite rising oil prices and increases in operations and maintenance costs,” said Ratcliffe.

Total revenues for the second quarter were $3.59 billion compared with $3.12 billion in the second quarter of 2005, a 15.1 percent increase. For the first six months of the year, revenues totaled $6.65 billion, compared with $5.91 billion in the same period a year ago, an increase of 12.7 percent.

In the second quarter, kilowatt-hour sales to retail customers in Southern Company’s four-state service area increased 4.6 percent compared with sales during the 2005 second quarter. Boosted by warm weather, residential electricity sales increased 10.7 percent. In 2005, primarily in the first six months of the year, some Georgia Power industrial customers were reclassified from the industrial class to the commercial class to be consistent with the rate structure approved by the Georgia Public Service Commission. Adjusting the 2005 numbers for comparison purposes, Southern Company’s electricity sales to commercial customers – offices, stores and other non-manufacturing firms – increased 3.9 percent and industrial energy sales increased 0.5 percent. As reported, without adjusting the 2005 kilowatt-hour sales, commercial sales increased 4.4 percent and industrial sales were unchanged. Total sales of electricity to Southern Company’s customers in the Southeast, including wholesale sales, increased 5.2 percent compared with the second quarter last year.

In conjunction with this earnings announcement, Southern Company has posted on its Web site a package of detailed financial information on its second quarter performance. These materials are available at 7:30 a.m. EDT July 27 at www.southerncompany.com.

Southern Company’s financial analysts’ call will be at 1 p.m. EDT July 27, at which time Ratcliffe and Chief Financial Officer Tom Fanning will discuss earnings and earnings guidance as well as provide a general business update. Investors, media and the public may listen to a live Webcast of the call at www.southerncompany.com. A replay of the Webcast will be available at the site for 12 months.

With 4.3 million customers and more than 40,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast, one of America’s fastest-growing regions. A leading U.S. producer of electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are significantly below the national average. Southern Company has received the highest ranking in customer satisfaction among U.S. electric service providers for seven consecutive years by the American Customer Satisfaction Index (ACSI). Visit our Web site at www.southerncompany.com.

Forward Looking Statements Note: Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning results of operations, synthetic fuels earnings, customer and economic growth and Southern Company’s strategies. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry and implementation of the Energy Policy Act of 2005, and also changes in environmental, tax and other laws and regulations to which Southern Company and its subsidiaries are subject, including proposed legislation relating to tax credits associated with synthetic fuels investments (and the timing of adoption of any such legislation), as well as changes in application of existing laws and regulations; fluctuations in the level of oil prices; the level of production, if any, by the synthetic fuels operations at Carbontronics Synfuels Investors LP and Alabama Fuel Products LLC for the remainder of fiscal year 2006; current and future litigation, regulatory investigations, proceedings or inquiries, including the pending EPA civil actions against certain Southern Company subsidiaries, FERC matters, IRS audits and Mirant-related matters; the effects, extent and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity and gas, including those relating to weather, the general economy and population and business growth (and declines); available sources and costs of fuels; ability to control costs; investment performance of Southern Company’s employee benefit plans; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and storm restoration cost recovery; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due; the ability to obtain new short- and long-term contracts with neighboring utilities; the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, floods, hurricanes or other similar occurrences; the direct or indirect effects on Southern Company’s business resulting from incidents similar to the August 2003 power outage in the Northeast; and the effect of accounting pronouncements issued periodically by standard-setting bodies. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward-looking information.

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